[Ernst & Young LLP Letterhead]

Exhibit 16 to Amended Form 8-K, Dated July 29, 1996


July 29, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Gentlemen:

We have read Item 4 of Amended Form 8-K dated July 29, 1996, of Finishmaster, Inc. and are in agreement with the statements contained in paragraphs 1, 3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained in paragraph 2 therein.





                                                  /s/ Ernst & Young LLP